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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated October 13, 1997, relating to the consolidated financial statements of Horizon Health Corporation and our report dated October 2, 1997, relating to the financial statements of Acorn Behavioral Healthcare Management Corporation, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Dallas, Texas
October 21, 1997